NEWSRELEASE
FOR IMMEDIATE RELEASE
November 16, 2007

Contacts:
Analysts Jay Gould Jack Pargeon	(614) 480-4060 (614) 480-3878	Media Jeri Grier Maureen Brown	(614) 480-5413 (614) 480-4588

HUNTINGTON BANCSHARES ANNOUNCES:

• 2007 Fourth Quarter Charge of Up to $300 Million After-tax, or $0.81 Per Common Share, to
Increase Allowance for Loan and Lease Losses

• Will Report a Net Loss for the 2007 Fourth Quarter
• Board Reaffirms the Common Stock Dividend
• Agreements with Franklin Credit Management Corporation
• Huntington to Hold Conference Call at 1:00PM ET Today

COLUMBUS, Ohio – As a result of the recently announced actions of Franklin Credit Management Corporation (NASDAQ:FCMC) and related deterioration in Franklin’s mortgage portfolios, 2007 fourth quarter results for Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) are expected to include an after-tax charge of up to $300 million, or $0.81 per common share, to replenish and build the allowance for loan and lease losses in support of the Franklin relationship. As a result of this charge, Huntington will report a 2007 fourth quarter net loss.

“For over 17 years Sky Financial had a commercial lending relationship with Franklin Credit Management Corporation. This became our relationship when we acquired Sky Financial on July 1, 2007,” said Thomas E. Hoaglin, chairman and chief executive officer. “Throughout this period the relationship continued to perform. At September 30, 2007, our loans to Franklin totaled $1.5 billion. All were performing and we had experienced no charge-offs. Even today, all loans are current.”

“We only recently learned of Franklin’s actions to reassess the adequacy of their loan loss reserves” he continued. “Franklin’s mortgages represent the underlying collateral for our loans to Franklin. As a result of this new information, we needed to reassess the collectability of the Franklin loans. This has caused us to act promptly to review our estimates of the value of the cash flows and embedded losses over the life of these mortgages. The actions we have announced today, we believe, fully address the issues embedded in our Franklin exposure. The fact that this will result in a net loss for the quarter is regrettable and upsetting. Yet, we must take whatever action is necessary to deal with this issue.”

Board Reaffirms Common Stock Dividend

At a board meeting today, the board of directors reaffirmed their confidence in the sustainability of the common stock dividend.

“The expected loss in the 2007 fourth quarter does not place our current common stock dividend in question,” said Thomas E. Hoaglin, chairman and chief executive officer. “Capital levels at the holding company and The Huntington National Bank will remain above the regulatory “well capitalized” minimums. Further, we believe the actions we have taken position Huntington to continue to generate excess capital going forward.”

Franklin Credit Management Announcement and Agreements with Huntington

After the market closed on November 15, 2007, Franklin Credit Management Corporation (NASDAQ:FCMC), a commercial loan customer of Huntington, announced it has delayed the release of its 2007 third quarter results and the filing of its 2007 third quarter Form 10-Q with the Securities and Exchange Commission (SEC). The Franklin 2007 third quarter Form 10-Q, originally scheduled to be filed with the SEC November 15, 2007, has been delayed to provide Franklin time to conduct a thorough review of the adequacy of its loan loss reserve. Franklin has also announced that it expects to complete its review, release its 2007 third quarter results, and file its 2007 third quarter Form 10-Q prior to December 31, 2007.

Franklin also announced that it expects its credit review will result in a substantial increase in its 2007 third quarter provision for loan losses due to increased delinquencies and the expectation of increased defaults and ultimate losses inherent in its portfolio as of September 30, 2007. Franklin also expects that this increase in its third quarter provision for credit losses will result in substantial negative stockholders’ equity for them as of September 30, 2007.

Huntington has agreed with Franklin to waive the breach of Franklin’s debt covenants for Franklin’s failure to timely provide its financial statements. This waiver is in effect until the earlier of the filing of Franklin’s 2007 third quarter Form 10-Q, or December 31, 2007. In consideration of this waiver, Franklin has agreed to pledge certain assets as additional security to Huntington.

Franklin has acknowledged that Huntington is under no obligation to grant additional waivers, and that if an accommodation with Huntington is not reached and additional waivers of Franklin’s debt covenants are necessary and not granted, that Franklin’s debt to Huntington could become immediately payable, resulting in Franklin’s insolvency.

Huntington has suspended new loan origination and acquisition fundings for Franklin for the period of the review, and is under no obligation to resume funding Franklin’s loan originations and acquisitions after the review is completed.

All of Franklin’s loans to Huntington are current with regard to principal and interest payments.

Conference Call / Webcast Information

Huntington’s senior management will host a conference call today at 1:00 p.m. (Eastern Time). The call may be accessed via a live Internet webcast at huntington-ir.com or through a dial-in telephone number at 800-223-1238; conference ID 25107576. A replay of the webcast will be archived in the Investor Relations section of Huntington’s web site at huntington-ir.com. A telephone replay will be available approximately two hours after the completion of the call through November 30, 2007 at 800-642-1687; conference ID 25107576.

About the Franklin Credit Management Corporation (Franklin) Portfolio

As a result of the acquisition of Sky Financial, Huntington has a commercial lending relationship with Franklin Credit Management Corporation (Franklin), a customer of Sky Financial for 17 years. Franklin’s primary business is to acquire, service, and resolve seasoned performing, re-performing, and nonperforming first- and second-priority lien residential mortgage loans and real estate assets. Through their wholly-owned subsidiary, Tribeca Lending Corp (Tribeca), Franklin also originates maximum 75% loan-to-value non-prime mortgage loans for their own portfolio. Tribeca currently accounts for approximately 25% of Franklin’s business activities. Huntington’s primary relationship with Franklin consists of both commercial term financing and revolving credit warehouse facilities, where The Huntington National Bank is the lead bank. As of September 30, 2007, this relationship accounted for less than 5% of total loans and leases, with approximately 16% of Huntington’s direct exposure to Franklin participated on a non-recourse basis to other financial institutions. The term debt exposure is in the form of over 400 individually underwritten commercial loans used to fund over 30,000 individual first- and second-priority lien residential mortgages. The collateral securing our commercial term loans cross-collateralizes other loans made under these facilities. Specifically, the collateral for term loans used to fund mortgage loans originated by Tribeca also secures our other term loans used to fund other mortgage loans originated by Tribeca. Likewise, the collateral for term loans used to fund mortgage loans acquired by Franklin also secures our other term loans used to fund other mortgage loans acquired by Franklin. In addition, pursuant to an exclusive lockbox arrangement, Huntington receives all payments made to Franklin and Tribeca on their individual mortgages. As of September 30, 2007, no commercial loans to Franklin were classified as 30-day delinquent or nonperforming, and there have been no net charge-offs related to these facilities for the first nine months of 2007. The determination of an appropriate allowance for loan and lease losses (ALLL) follows Huntington’s standard ALLL methodology. As such, an allowance associated with the Franklin portfolio of commercial loans is included in Huntington’s total ALLL. On September 10, 2007, as part of a public webcast presentation at the Lehman Banking conference, Huntington announced its intention to reduce its Franklin credit exposure in both absolute and relative terms over time.

About Huntington

Huntington Bancshares Incorporated is a $55 billion regional bank holding company headquartered in Columbus, Ohio. Huntington has more than 141 years of serving the financial needs of its customers. Huntington’s banking subsidiary, The Huntington National Bank, provides innovative retail and commercial financial products and services through over 600 regional banking offices in Indiana, Kentucky, Michigan, Ohio, Pennsylvania, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of over 1,400 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Arizona, Florida, Georgia, Nevada, New Jersey, New York, North Carolina, South Carolina, and Tennessee; Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey. Sky Insurance offers retail and commercial insurance agency services, through offices in Ohio, Pennsylvania, Michigan, Indiana, and West Virginia. International banking services are available through the headquarters office in Columbus, a limited purpose office located in both the Cayman Islands and Hong Kong.

Forward-looking Statement

This document contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the impact of the Franklin Credit Mortgage Corporation performance on Huntington’s results, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: deterioration in the underlying Franklin loans may be worse than expected and collateral values could prove less valuable than otherwise assumed; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2006 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

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